UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                 April 11, 2005

                           GIANT JR. INVESTMENTS CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                     NEVADA
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

            0-32923                                     33-0198542
  (COMMISSION FILE NUMBER)                  (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                 2575 McCabe Way
                            Irvine, California 92614
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (949) 486-1711
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                       N/A
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01    COMPLETION OF ACQUISITION OF DISPOSITION OF ASSETS

On April 11, 2005 the Registrant acquired 16,000,000 shares of Wall Street Direct, Inc. ("WSD") representing approximately 40% of the issued and outstanding common stock of WSD, in exchange for 7,000,000 shares of Registrants' common stock. The Registrant acquired the WSD shares from Forest Glenneyre & Associates (FG&A), a principal shareholder of the Registrant. After the sale, FG&A will own less than 10% of WSD.

Wall Street Direct, Inc. ("WSD" or "The Company") is a financial media company focused on applications that empower the global investment community to collaborate directly with publicly traded companies. The Company currently operates the telephone number "800 4 WALL ST", which serves as an investor hotline for publicly traded companies and www.wallst.net ("WallSt.net"), a leading online financial portal. In March 2005, WSD acquired 100% of the assets and outstanding shares of Digital Wall Street, Inc. ("Digital"), the operating entity and editorial content provider of WallSt.net. Following the acquisition of Digital, the Company has expanded its services to include investor conferences, and a newspaper that is written and designed for investment professionals, as well as acquiring ownership of the WallSt.net brand, for which Digital will remain the operating entity.

WallSt.net, to date, has accumulated 500,000 unique visitors and approximately 35,000 active members comprised of retail investors and members of financial institutions. The website offers its members first class interviews with management of today's leading publicly traded companies, stock quotes and other financial data, an online newsletter, message boards, and other financial tools designed to aid in investment decision-making processes. The site, in essence, is a one-stop resource for retail and institutional investors.

WallSt.net's revenues, to date, have totaled more than $1 million, primarily from advertising and promotional campaigns for micro-cap and small-cap companies. These promotional services are designed to raise investor awareness through a several-pronged strategy, encompassing online advertising, press materials and research reports.

In addition to its online platform, Digital has also developed a print newspaper, which, to date has been distributed to more than 10,000 investment professionals across the United States. In addition to receiving advertising revenue, the newspaper benefits from its wide distribution, name recognition and editorial content. Digital has also organized several investment conferences, which have generated considerable attention from the investment community and from publicly traded companies. Presenting companies have included Magnetek Inc., IPIX Corp., Aerogen, Inc. and MFIC Corp., just to name a few. These conferences serve to build revenues through registration fees and also have become an integral element of the Digital's efforts to build the WallSt.net brand since its inception in 2002.

Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statement of Businesses Acquired.

The financial statements as of and for the year ended December 31, 2004 and December 31, 2003 of WDS and any required interim financial statements will be filed by amendment to this report not later than 71 days after the date of this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

The pro forma financial information required by Article 11 of Regulation S-X will be filed by amended to this report not later than 71 days after the date of this Current Report on Form 8-K.

(c) Exhibits.

2.1 Securities Exchange Agreement dated as of April 11, 2005 between the Registrant and Forest Glenneyre & Associates.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GIANT JR. INVESTMENTS CORP.


Date: April 13, 2005                        By: /s/ Javan Khazali
                                                --------------------------------
                                                Javan Khazali
                                                Chief Executive Officer